UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
MAY 7, 2010

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-13368	37-1103704
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1515 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of principal executive offices)	(Zip Code)

(217) 234-7454
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 7, 2010, First Mid-Illinois Bank & Trust, N.A. (“First Mid Bank”), a subsidiary of First Mid-Illinois Bancshares, Inc., entered into a Branch Purchase and Assumption Agreement, dated as of May 7, 2010 (the “Purchase Agreement”), with First Bank, a Missouri state chartered bank (“First Bank”), pursuant to which First Mid Bank has agreed to purchase 10 bank branches (the “Branch Offices”) of First Bank (the “Acquisition”).  The Acquisition will include the purchase of approximately $150 million in loans and the assumption of approximately $340 million in deposits.  In connection with the assumption of the deposits, First Mid Bank will pay First Bank a premium of 4.77% on certain deposit amounts to be assumed at the closing of the proposed Acquisition.

The Acquisition is conditioned upon, among other things, the approval of the Acquisition by the Office of the Comptroller of the Currency and the Missouri Division of Finance.  First Mid Bank and First Bank have also made customary representations, warranties and covenants in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.  A copy of the press release announcing First Mid Bank’s execution of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Purchase Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about First Mid-Illinois Bancshares or its subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of First Mid-Illinois Bancshares or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by First Mid-Illinois Bancshares.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Branch Purchase and Assumption Agreement between First Mid-Illinois Bank & Trust, N.A. and First Bank dated May 7, 2010
Exhibit 99.1	News Release, dated May 7, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                 FIRST MID-ILLINOIS BANCSHARES, INC.

Date:  May 7, 2010                                                                /s/ William S. Rowland

William S. Rowland
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Branch Purchase and Assumption Agreement between First Mid-Illinois Bank & Trust, N.A. and First Bank dated May 7, 2010
99.1	News Release dated May 7, 2010